Exhibit 8.2

JONES DAY

51 LOUISIANA AVE., N.W.

WASHINGTON, D.C. 20001-2113

TELEPHONE: +1.202.879.3939 • FACSIMILE: +1.202.626.1700

March 11, 2013

Re: Registration Statement on Form F-3 Filed by Sanofi

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel for Sanofi, a French société anonyme (the “Company”), in connection with the issuance and sale from time to time, on a delayed basis, by the Company of debt securities of the Company (the “Debt Securities”) in one or more series, as contemplated by the Registration Statement on Form F-3 as filed with the United States Securities and Exchange Commission (the “SEC”), and to which this opinion has been filed as an exhibit (the “Registration Statement”). The Debt Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion, including, without limitation, the Registration Statement, the form of indenture to be executed by the Company and Trustee (the “Indenture”) and the Base Prospectus. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed, without independent investigation or verification of any kind, that all parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, without independent investigation or verification of any kind, the due authorization by all requisite action, corporate or other, and the valid execution and delivery, by such parties of such documents and the validity and binding effect thereof on such parties.

As to any facts material to this opinion which we did not independently establish or verify, we have relied on oral or written statements and representations of officers and other representatives of the Company. We have assumed that any draft of documents reviewed by us would have been executed in substantially the form reviewed by us. Our opinion is conditioned on the initial and continuing accuracy of all the facts, information, analyses, statements, representations and assumptions referred to herein.

Our opinion is based on the US Internal Revenue Code of 1986, as amended, Treasury Department regulations issued thereunder, judicial decisions, published rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time, possibly with retroactive effect. A change in the authorities on which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based on the facts and assumptions and subject to the limitations set forth herein and in the Registration Statement and Base Prospectus, it is the opinion of Jones Day that the statements contained under the caption “Taxation of Debt Securities - United States Taxation” in the Registration Statement and Base Prospectus, insofar as such statements purport to summarize legal matters referred to therein, present fair summaries of the material US Federal income tax consequences of an investment in the Debt Securities.

ALKHOBAR • ATLANTA • BEIJING • BOSTON • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DUBAI
DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID
MEXICO CITY • MILAN • MOSCOW • MUNICH • NEW YORK • PARIS • PITTSBURGH • RIYADH • SAN DIEGO
SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Jones Day